Amendment No. 1 to
Administrative Services Agreement

Franklin Templeton Services, LLC
National Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the
“Fund Administrator”) and National Life Insurance Company (the “Company”).

WHEREAS, The Company and the Fund Administrator have entered into an
Administrative Services Agreement, dated as of May 1, 2004, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series
(“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”)
listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds and variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the
Fund Administrator and the Company hereby amend the Agreement as follows:

1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the
Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of October 30, 2008.

NATIONAL LIFE INSURANCE COMPANY

By:  /s/ Elizabeth H. MacGowan
___________________________________
Name: Elizabeth H. MacGowan
Title: Vice President – Product Development

FRANKLIN TEMPLETON SERVICES, LLC

By: /s/ Thomas Regner
Name: Thomas Regner
Title: Vice President

Schedule B
Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

Date of
		Product Name/		Fee	Beginning of
#	Company		Funds of the Trust		Period for
		Registration No.		Rate	Computation
of Fee

1.	National Life	VariTrak Variable	Class 2 shares:	0.10%	05/01/04
	Insurance	Universal Life	Franklin Global Real Estate Securities
	Company	Insurance	Fund
		33-91938	Franklin Small-Mid Cap Growth Fund
		(VT) 7206 (0395)	Franklin Small Cap Value Securities
Fund
Mutual Shares Securities Fund
Templeton Foreign Securities Fund

			Class 1 shares:	0.10%	12/01/08
Franklin U.S. Government Fund
Mutual Discovery Securities Fund

2.	National Life	Sentinel Estate	Class 2 shares:	0.10%	05/01/04
	Insurance	Provider	Franklin Global Real Estate Securities
	Company	Survivorship	Fund
		Variable Universal	Franklin Small-Mid Cap Growth Fund
		Life Insurance	Franklin Small Cap Value Securities
		333-44723	Fund
		(VT) 7461 (1002)	Mutual Shares Securities Fund
Templeton Foreign Securities Fund

			Class 1 shares:	0.10%	12/01/08
Franklin U.S. Government Fund
Mutual Discovery Securities Fund

3.	National Life	Sentinel Advantage	Class 2 shares:	0.10%	05/01/04
	Insurance	Variable Annuity	Franklin Global Real Estate Securities
	Company	333-19583	Fund
		(VT) 7400 VT (1002)	Franklin Small-Mid Cap Growth
Securities Fund
Franklin Small Cap Value Securities
Fund
Mutual Shares Securities Fund
Templeton Foreign Securities Fund

			Class 1 shares:	0.10%	12/01/08
Franklin U.S. Government Fund
Mutual Discovery Securities Fund

Date of
		Product Name/		Fee	Beginning of
#	Company		Funds of the Trust		Period for
		Registration No.		Rate	Computation
of Fee

4.	National Life	Investor Select	Class 2 shares:	0.10%	12/01/08
	Insurance	Variable Universal	Franklin Global Real Estate Securities
	Company	Life	Fund
		333-151535	Franklin Small-Mid Cap Growth
Securities Fund
Franklin Small Cap Value Securities
Fund
Mutual Shares Securities Fund
Templeton Foreign Securities Fund

			Class 1 shares:	0.10%	12/01/08
Franklin U.S. Government Fund
Mutual Discovery Securities Fund